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                                                                    EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


     We consent to the use in this Amendment No. 6 to Registration Statement No. 333-104419 of NETGEAR, Inc. on Form S-1 of our report dated March 9, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated March 9, 2001, relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.


     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


San Jose, California
July 30, 2003